EXHIBIT 99.1



                            CERTIFICATION PURSUANT TO
                            -------------------------
                  SECTION 906 OF THE SABANES-OXLEY ACT OF 2002
                  --------------------------------------------


The undersigned, the Chief Executive Officer and Chief Financial Officer of Troy Financial Corporation (the "Company"), each hereby certifies that to his knowledge on the date hereof:

(a) the Form 10-Q of the Company for the period ending June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


(b) information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.


                             /s/ Daniel J. Hogarty, Jr.
                             ---------------------------------------------
                              Daniel J. Hogarty, Jr.
                              Chairman of the Board, President
                              and Chief Executive Officer
                              August 14, 2002


                             /s/ David J. DeLuca
                             -----------------------------------------------
                              David J. DeLuca
                              Senior Vice President and Chief Financial Officer August 14, 2002


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